Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of China Recycling Energy Corporation of our report dated July 12, 2019 relating to the consolidated financial statements for the year ended December 31, 2018 which appear in the 2018 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ MJF & Associates, APC

MJF & Associates, APC

Los Angeles, California

August 24, 2020

515 S. Flower Street, Suite 1800, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726